                                11,000,000 SHARES


                                K N ENERGY, INC.

                                  COMMON STOCK

                           (PAR VALUE $5.00 PER SHARE)




                             UNDERWRITING AGREEMENT




March 4, 1998
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                                        March 4, 1998




Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Petrie Parkman & C ., Inc.
Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
Morgan Stanley & Co. International Limited
Merrill Lynch International
Petrie Parkman & Co., Inc.
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         K N Energy, Inc., a Kansas corporation, proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 11,000,000 shares of its common stock, par value $5.00 per share (the "FIRM SHARES").

         It is understood that, subject to the conditions hereinafter stated, 9,500,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,500,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. shall act as representatives (the "U.S.




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
REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Merrill Lynch International, Petrie Parkman & Co., Inc. and Smith Barney Inc. shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."

         The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,650,000 shares of its common stock, par value $5.00 per share, of the Company (the "ADDITIONAL SHARES") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $5.00 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Shares will have attached thereto rights (the "RIGHTS") issued pursuant to a Rights Agreement (the "RIGHTS AGREEMENT") dated as of August 21, 1995 between the Company and The Bank of New York, as Rights Agent.

         The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "SECURITIES ACT"), a registration statement on Form S-3 (registration no. 333-44421), including a related prospectus, relating to the registration of certain shares of Common Stock including the Shares and the related Rights and certain debt and other securities (the "SHELF SECURITIES"), to be sold from time to time by the Company. Such registration statement also constitutes post-effective amendment number 2 to registration statement no. 333-40869 (the "FIRST PRIOR REGISTRATION STATEMENT") and post-effective amendment number 1 to registration statement no. 333-04385 (the "SECOND PRIOR REGISTRATION STATEMENT"). The registration statement as amended at the date of this Agreement, including information, if any, deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, together with the First Prior Registration Statement and the Second Prior Registration Statement is hereinafter referred to as the "REGISTRATION STATEMENT" and the prospectus included therein relating to the Shelf Securities, in the form first used to confirm sales of the Shares, is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated March 4, 1998 (the "PROSPECTUS SUPPLEMENT"), relating to the Shares, in the form first used to confirm sales of the Shares is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b)



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under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such rule 462 Registration Statement. Any reference to the term Registration Statement, the Basic Prospectus or the Prospectus shall include the documents incorporated therein by reference. The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Prospectus. Concurrently with the offering of Shares, the Company intends to offer $2.35 billion aggregate principal amount of senior notes of varying maturities (the "DEBT OFFERINGS"). The offering of Shares and the Debt Offerings are not conditioned upon each other.

         On January 30, 1998, the Company acquired from Occidental Petroleum Corporation ("OCCIDENTAL") all of the capital stock of MidCon Corp. ("MIDCON") and a short-term note in the aggregate principal amount of $1.39 billion for $2.1 billion in cash and another short-term note in the aggregate principal amount of $1.39 billion (the "ACQUISITION"). Upon the consummation of the Acquisition, MidCon became a wholly owned subsidiary of the Company. MidCon, MidCon Texas Pipeline Operator, Inc. and Natural Gas Pipeline Company of America are referred to herein as "SIGNIFICANT MIDCON SUBSIDIARIES". K N Gas Gathering, Inc., K N Interstate Gas Transmission Co. and K N Services Inc. are referred to herein as "SIGNIFICANT COMPANY SUBSIDIARIES". The "SIGNIFICANT MIDCON SUBSIDIARIES" and the "SIGNIFICANT COMPANY SUBSIDIARIES" are collectively referred to herein as "SIGNIFICANT SUBSIDIARIES".

         1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) on the original effective date of the Registration Statement and at the time of the filing of the Company's annual report on Form 10-K for the year ended December 31, 1997, the Registration Statement did not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be



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         stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter or its counsel through you expressly for use therein.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Kansas, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.




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                  (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                  (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Class B Junior Participating Series Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and validly reserved for issuance, and when issued upon the exercise of the Rights in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable.

                  (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except the registration of the Shares under the Securities Act and such as have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                  (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).



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                  (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or the documents incorporated therein by reference or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

                  (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (n) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.



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                  (q) To the knowledge of the Company, no person or corporation which is a "holding company" or a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to its knowledge, a "subsidiary of a holding company" as so defined.

                  (r) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, including, without limitation, the Federal Energy Regulatory Commission, necessary to conduct their respective businesses as described in the Prospectus, except when the failure to possess such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly in all material respects the financial position and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein.

                  (t) The pro forma financial statements of the Company, and the related notes thereto, included in the Prospectus present fairly in all material respects the pro forma financial position of the Company, as of the dates indicated and the results of their operations for the periods specified; the pro forma combined financial information, and the related notes thereto, included in the Prospectus has been prepared in accordance with the applicable requirements of the Exchange Act and is based upon good faith estimates and assumptions believed by the Company to be reasonable.

                  (u) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company



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         and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated subsidiaries, except in each case as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company at $49.97 a share (the "PURCHASE PRICE") the number of Firm Shares set forth in Schedules I and II hereto opposite the name of such Underwriter.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,650,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

         The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the final prospectus supplement included in the Prospectus, (i) register, offer, pledge, sell, contract to sell, sell any



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option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock pursuant to, or the grant of options under the Company's existing stock option, employee benefit or dividend reinvestment plans, (C) the issuance of shares of Common Stock by the Company in connection with future acquisitions provided that the recipients of such shares agree to be bound by the transfer restrictions set forth herein or (D) the issuance of securities contemplated by the Additional Offerings (as described in the Prospectus).

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $52.00 a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $1.25 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

         4. Payment and Delivery. Payment for the Firm Shares to be sold by the Company shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the fourth business day after the date of this Agreement, or at such other time on the same or such other date, not later than 9 business days after the date of this Agreement as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several U.S. Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 10 business days after expiration of the green shoe



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option as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

         Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

         5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the following further conditions:

                  (a) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

                  (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that is with negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, and signed by each of the chief executive officer and the chief financial officer of the Company, to the effect set forth in Section 5(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  (d) The Underwriters shall have received on the Closing Date an opinion or opinions of Simpson Thacher & Bartlett, outside counsel for the Company, to the effect set forth in Exhibit A-1, an opinion of Martha Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to the effect set forth in Exhibit A-2, and an opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to the effect set forth in Exhibit A-3, in each case dated as of the Closing Date. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (e) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

                  (f) The Underwriters shall have received on each of the date hereof and on the Closing Date letters, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Arthur Andersen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to each of the Company and MidCon contained in or incorporated by reference in the Registration Statement and the Prospectus; provided that the letters delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof.

                  (g) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the executive officers and directors of the Company relating to sales and certain other dispositions of shares of

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         Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits and documents incorporated by reference thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                  (b) During the period in which the Prospectus is required by law to be delivered in connection with sales of the Shares, before amending or supplementing the Registration Statement or the Prospectus, (including by filing any document that would as a result thereof be incorporated by reference in the Prospectus) to furnish to you a copy of each such proposed amendment, supplement or other document and not to file any such proposed amendment, supplement or other document to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                  (c) During the period when the Prospectus is required by law to be delivered in connection with sales of the Shares, to file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (d) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters or counsel for the Company the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications for as long as the Underwriters shall reasonably request.

                  (f) To make generally available to the Company's security holders and to you as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                  (g) To comply with all rules and regulations of the New York Stock Exchange in respect of the listing of the Shares and to use its best efforts to cause the Shares to be eligible for trading thereon.

                  (h) For a period of five years after the Closing Date, to furnish to you and, upon request, to each Underwriter, copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

         7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters, if any, incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses, if any, in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you or through your counsel expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company (including information relating to MidCon) or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any person controlling the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

         9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case you shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        K N Energy, Inc.


                                        By:   /s/ E. Wayne Lundhagen
                                              --------------------------------
                                                  E. Wayne Lundhagen
                                                  Vice President and Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO.
  INCORPORATED
MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED
PETRIE PARKMAN & CO., INC.
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By:   MORGAN STANLEY & CO.
INCORPORATED


By: /s/ Barry D. Kupferberg
    -----------------------
        Barry D. Kupferberg
        Principal

MORGAN STANLEY & CO.
  INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
PETRIE PARKMAN & CO., INC.
SMITH BARNEY INC.

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: MORGAN STANLEY & CO.
INTERNATIONAL LIMITED

By: /s/ Barry D. Kupferberg
    -----------------------
        Barry D. Kupferberg
        Principal

                                                                      SCHEDULE I




                                                                              NUMBER OF FIRM SHARES
                      U.S. UNDERWRITERS                                          TO BE PURCHASED
--------------------------------------------------------------                ---------------------
Morgan Stanley & Co. Incorporated.............................                            1,835,000
Merrill Lynch, Pierce, Fenner & Smith                                                     1,835,000
         Incorporated.........................................
Petrie Parkman & Co., Inc.....................................                            1,835,000
Smith Barney Inc..............................................                            1,835,000
CIBC Oppenheimer Corp.........................................                              180,000
Credit Suisse First Boston Corporation........................                              180,000
Dain Rauscher Incorporated....................................                               90,000
A.G. Edwards & Sons, Inc......................................                              180,000
Goldman, Sachs & Co...........................................                              180,000
Howard, Weil, Labouisse, Friedrichs
         Incorporated.........................................                              180,000
Jefferies & Company, Inc......................................                              180,000
Edward D. Jones & Co., L.P....................................                               90,000
Lehman Brothers Inc...........................................                              180,000
J.P. Morgan Securities Inc....................................                              180,000
PaineWebber Incorporated......................................                              180,000
Prudential Securities Incorporated............................                              180,000
Scotia Capital Markets (USA) Inc.                                                           180,000
                                                                                          ---------
         Total:...............................................                            9,500,000
                                                                                          =========

                                                                     SCHEDULE II




                                                                              NUMBER OF FIRM SHARES
                  INTERNATIONAL UNDERWRITERS                                     TO BE PURCHASED
---------------------------------------------------------------               ---------------------
Morgan Stanley & Co. International Limited.....................                             325,000
Merrill Lynch International....................................                             325,000
Petrie Parkman & Co., Inc......................................                             325,000
Smith Barney Inc...............................................                             325,000
Kleinwort Benson Limited.......................................                             100,000
UBS Limited....................................................                             100,000
                                                                                          ---------
         Total International Firm Shares.......................                           1,500,000
                                                                                          =========

                                                                       EXHIBIT A


                                 LOCK-UP LETTER


                                             February __, 1998

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
Petrie Parkman & Co., Inc.
Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Petrie Parkman & Co., Inc.
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
     25 Cabot Square
     Canary Wharf
     London E14 4QA
     England

Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with K N Energy, Inc., a Kansas corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock (par value $5.00 per share) of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of the Underwriting Agreement and ending 90 days after the date of the final prospectus supplement relating to the Public Offering (except that none of the following shall limit the undersigned's rights under any existing stock option or employee benefit plans (as such plans are in effect on the date hereof), it being understood that any Common Stock acquired pursuant to such plans shall otherwise be subject to the terms of this lock-up letter), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         The undersigned hereby acknowledges that, notwithstanding the foregoing, if the undersigned is an individual, he or she may transfer any or all of his or her shares of Common Stock either during his or her lifetime or on death by gift, will or intestacy (i) to his or her immediate family, (ii) to a trust, partnership or other entity, the beneficiaries, partners or equity holders of which are exclusively the undersigned and/or a member or members of his or her immediate family or (iii) to his or her alma mater; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares of Common Stock subject to the provisions of this lock-up letter, and there shall be no further transfer of such shares of Common Stock except in accordance with this lock-up letter. For purposes of this paragraph, "immediate family" shall mean a lineal descendant, spouse, adopted child, father, mother, brother or sister of the transferor and the spouses, adopted children and lineal descendants of any of the foregoing.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                        Very truly yours,



                                        ----------------------------------------
                                        (Name)

                                        ----------------------------------------
                                        (Address)

                                                                     EXHIBIT A-1


                         OPINION OF OUTSIDE COUNSEL FOR
                                   THE COMPANY

         The opinion of Simpson Thacher & Bartlett, outside counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

         (i) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

         (ii) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement will not violate any federal or New York statute or any rule or regulation that has been issued pursuant to any federal or New York statute or any order known to such counsel issued pursuant to any federal or New York statute by any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties, and no consent, approval, authorization or order, registration, or qualification of or with, any federal or New York governmental body or agency or, to our knowledge, any federal or New York court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, except for registration under the Act of the Shares and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Shares by the Underwriters;

         (iii) The statements in the Prospectus under the captions "Description of Capital Stock" insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Shares), constitute accurate summaries of the terms of such capital stock in all material respects;

         (iv) The statements made in the Prospectus under the caption "Certain United States Tax Consequences to Non-U.S. Holders," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;




                                     A-1-1

         (v) The Company is not an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended; and

         (vi) Such counsel (A) is of the opinion that the Registration Statement, as of its effective date, and Prospectus, as of the date of the Underwriting Agreement, (except for financial statements and schedules and other financial or statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective or on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, contained any untrue statements of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial or statistical data as to which such counsel need not express any belief) the Prospectus at the time the Prospectus Supplement was issued contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




                                     A-1-2

                                                                     EXHIBIT A-2

                    OPINION OF GENERAL COUNSEL OF THE COMPANY

      The opinion of Martha B. Wyrsch, Esq., Vice President, General Counsel and Secretary of the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

      A. Each of the Company and the Significant Subsidiaries (i) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) holds all material approvals, authorizations, orders, licenses, certificates and permits from governmental authorities necessary for the conduct of its business as described in the Prospectus, except where the failure to hold such approvals, authorizations, orders, licenses, certificates and/or permits would not, singularly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      B. Each of the Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus except to the extent that the failure to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      C. All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all of such shares are owned by the Company either directly or through one or more subsidiaries free and clear of any pledge, security interest, claim, lien or other encumbrance;

      D. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

      E. The shares of Common Stock outstanding prior to the issuance of the Shares, have been duly authorized and validly issued and are fully paid and non-assessable and none of the shares of Common Stock (including the Shares) was issued in violation of the preemptive or other similar rights known to such counsel of any securityholder of the Company;


                                      A-2-1

      F. Each of the Underwriting Agreement and the Rights Agreement has been duly executed and delivered by the Company;

      G. Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required;

      H. The descriptions included in or incorporated by reference in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described are accurate and fairly summarize the matters referred to therein;

      I. No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Company or any subsidiary for the consummation of the transactions contemplated herein in connection with the purchase and sale of the Shares by the Underwriters, except such approvals (specified in such opinion) as have been obtained;

      J. The execution and delivery by the Company of the Underwriting Agreement, the issuance and delivery of the Shares, the consummation by the Company of the transactions contemplated therein and in the Registration Statement and compliance by the Company with the terms of the Underwriting Agreement do not and will not result in any violation of the charter or by-laws of the Company or any Significant Company Subsidiary, or to the best of such counsel's knowledge, after due inquiry, any Significant MidCon Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any Significant Company Subsidiary or to the best of such counsel's knowledge, after due inquiry, any Significant MidCon Subsidiary, under (A) any indenture, mortgage or loan agreement, or any other agreement or instrument known to such counsel, to which the Company or any Significant Subsidiary is a party or by which it may be bound or to which any of its properties may be subject, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, known to such counsel having jurisdiction over the Company or any Significant Subsidiary or any of its properties (except, in the case of subclauses (A) and (B) hereof, for such conflicts,


                                      A-2-2
breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise or the transactions contemplated by the Underwriting Agreement);

      K. The Company and the Significant Company Subsidiaries and, to the knowledge of such counsel (after due inquiry), the Significant MidCon Subsidiaries, hold all requisite Certificates of Public Convenience and Necessity from the Federal Energy Regulatory Commission to enable them to carry on the respective businesses in which they are engaged;

      L. To the knowledge of such counsel (after due inquiry), none of the Company or any Significant Subsidiary is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or Prospectus or filed as an exhibit to the Registration Statement;

      M. To the knowledge of such counsel, after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company," within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company; and the Company is not a "holding company" or to the knowledge of such counsel, after due inquiry, a "subsidiary of a holding company" as so defined; and

      N. The documents incorporated by reference in the Prospectus (except for the consolidated financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.

      In addition, such counsel shall state that such counsel has participated in the preparation of the Registration Statement and the Prospectus (including the documents incorporated by reference therein) and participated in conferences with representatives of your legal counsel and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement


                                      A-2-3
and the Prospectus except as stated above, such counsel advises you that, on the basis of the foregoing, no facts have come to such counsel's attention which lead such counsel to believe that (A) the Registration Statement or any amendments thereto (other than the financial statements, the Statements of Eligibility and Qualification of the Trustee on Form T-1s and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment), at the time the Registration Statement initially became effective, on the effective date of the most recent post-effective amendment thereto, if any, on the date of the filing of the latest annual report on Form 10-K after the initial effective date of the Registration Statement, or on the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus or any amendment or supplement thereto (other than the financial statements and other financial or statistical information included or incorporated by reference therein as to which such counsel need not comment), at the time the Prospectus Supplement was issued or at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      In rendering such opinions, such counsel may (A) state that her opinion is limited to the laws of the State of Colorado, the General Corporation Law of the State of Delaware and the federal laws of the United States and (B) rely as to matters involving the application of laws of any jurisdiction other than the State of Colorado or the United States, to the extent deemed proper and specified in such opinion, upon the opinions of Polsinelli, White, Vardeman & Shalton and other local counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.


                                      A-2-4

                                                                     EXHIBIT A-3



                    OPINION OF KANSAS COUNSEL OF THE COMPANY



      The opinion of Polsinelli, White, Vardeman & Shalton, Kansas counsel to the Company, to be delivered pursuant to Section 5(d) of the Underwriting Agreement, shall be to the effect that:

      A. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Kansas, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus.

      B. The Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising under the Company's articles of incorporation or by-laws or under the laws of the State of Kansas.

      C. The Underwriting Agreement has been duly authorized by the Company.

      D. The Rights Agreement has been duly authorized by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Shares, will be validly issued, and the shares of Class B Junior Participating Series Preferred Stock issuable upon exercise of the Rights have been duly authorized by the Company and, when issued upon such exercise in accordance with the terms of the Rights Agreement, will be validly issued, fully paid and non-assessable; and

      E. No approval, authorization, consent or other action (other than under the securities or blue sky laws of the State of Kansas) is required by any regulatory authority or governmental body of the State of Kansas for the valid issuance, sale, and delivery by the Company of the Shares pursuant to the Underwriting Agreement and to the best of our knowledge, do not result in any breach or violation of any judgment, order or decree of any governmental body, agency or court located in Kansas having jurisdiction over the Company.


                                     A-3-1

                                11,000,000 Shares

                                K N ENERGY, INC.

                     Common Stock, Par Value $5.00 Per Share







                   AGREEMENT AMONG INTERNATIONAL UNDERWRITERS


                       Exhibit A - Underwriting Agreement
                       Exhibit B - Agreement Between U.S. and
                                        International Underwriters
                       Exhibit C - International Dealer Agreement



March 4, 1998

Morgan Stanley & Co. International Limited
Merrill Lynch International
Petrie Parkman & Co., Inc.
Smith Barney, Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs:


      We understand that K N Energy, Inc., a Kansas corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 11,000,000 shares (the "FIRM SHARES") of its common stock, par value $5.00 per share ("COMMON STOCK") pursuant to an underwriting agreement (the "UNDERWRITING AGREEMENT"), substantially in the form attached hereto as Exhibit A, with you as representatives (the "INTERNATIONAL REPRESENTATIVES") of the international underwriters named in Schedule II thereto (the "INTERNATIONAL UNDERWRITERS"), and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. as representatives (the "U.S. REPRESENTATIVES") of the U.S. underwriters named in
Schedule I thereto (the "U.S. UNDERWRITERS"). The International Underwriters and the U.S. Underwriters are hereinafter collectively referred to as the Underwriters.

      Of such Firm Shares 1,500,000 shares are to be offered outside the United States and Canada by the International Underwriters (the "INTERNATIONAL SHARES") and 9,500,000 shares are to be offered by the U.S. Underwriters in the United States and Canada (the "U.S. FIRM SHARES").

      In addition, the several U.S. Underwriters will have an option to purchase from the Company an additional 1,650,000 shares (the "ADDITIONAL SHARES") to provide for over-allotments. The term "U.S. SHARES" shall mean the U.S. Firm Shares and the Additional Shares. The U.S. Shares and the International Shares are hereinafter collectively referred to as the Shares.

      We further understand that the Company has filed with the U.S. Securities and Exchange Commission (the "COMMISSION") a registration statement including a U.S. prospectus and an international prospectus relating to the Shares.


                                       I.

      We hereby confirm our agreement with you that the International Shares shall be purchased by you and the other several International Underwriters, including ourselves, pursuant to the terms of and as set forth in the Underwriting Agreement. We further understand that the International Representatives propose to enter into an agreement with the U.S. Representatives (the "AGREEMENT BETWEEN U.S. AND INTERNATIONAL UNDERWRITERS"), substantially in the form attached hereto as Exhibit B, pursuant to Article I of which, and subject to the conditions thereof, the several International Underwriters, including ourselves, could become obligated to purchase Shares from, or sell Shares to, the U.S. Underwriters.

      We authorize you (a) to execute and deliver the Underwriting Agreement and the Agreement Between U.S. and International Underwriters on our behalf in substantially the forms of Exhibits A and B hereto, respectively, and to make representations and agreements on our behalf as set forth therein, (b) to vary the offering terms of the International Shares in effect at any time, including the offering price, the concession and the reallowance, (c) to agree to the price at which the International Shares are to be purchased from the Company,
(d) to agree, on our behalf, to any addition to, change in or waiver of any provision of the Underwriting Agreement (other than a change in the purchase price of the International Shares and the respective numbers of International Shares set forth opposite our names in Schedule II thereto) or of the Agreement Between U.S. and International Underwriters (other than a change in the price at which the International Underwriters purchase Shares pursuant to Article I thereof) and (e) to take any other action as may seem advisable to you in respect of the offering of the International Shares. The number of Shares set forth opposite each Underwriter's name in Schedule I or in Schedule II of the Underwriting Agreement (or such amount increased as provided in Section 10 of the Underwriting Agreement) is hereinafter referred to as the Original Purchase Obligation of such Underwriter, and the ratio that such Original Purchase Obligation of any International Underwriter bears to the total number of International Shares, expressed as a percentage, is hereinafter referred to as the International Underwriting Percentage of such International Underwriter.

                                       II.

      We authorize you to act as the Lead Managers of the offering by the International Underwriters of the International Shares outside of the United States and Canada and to take such action as may seem advisable to you in respect thereof. The offering of the International Shares is to be made as soon after the registration statement filed with the Commission relating to the Shares becomes effective (as then amended, the "REGISTRATION STATEMENT") as in your judgment and the judgment of the U.S. Representatives is advisable, at the offering price set forth in, and on the other terms and conditions as you shall determine in accordance with, the Underwriting Agreement. The offering of the International Shares is to be made on the terms and conditions to be set forth in the Underwriting Agreement, the Agreement Between U.S. and International Underwriters and in the prospectus first used to confirm sales of the International Shares (the "INTERNATIONAL PROSPECTUS"), whether or not filed pursuant to Rule 424 under the U.S. Securities Act of 1933, as amended (the "Act"). During the term of this Agreement, advertisement of the offering outside of the United States and Canada will be made only by Morgan Stanley & Co. International Limited. Such advertisement will be made on behalf of the International Underwriters on such dates and in such countries as Morgan Stanley & Co. International Limited shall determine.

      We authorize Morgan Stanley & Co. International Limited to determine whether to purchase, and, if such determination is made, to purchase, any Shares for the account of the International Underwriters pursuant to the Agreement Between U.S. and International Underwriters. We further authorize Morgan Stanley & Co. International Limited to determine whether to sell, and, if such determination is made, to sell, Shares for the account of the International Underwriters pursuant to such Agreement.

      We authorize Morgan Stanley & Co. International Limited to offer or to sell for our account to dealers selected by it (among whom may be included any International Underwriter) such Shares purchased by us from the Company or pursuant to the Agreement Between U.S. and International Underwriters as Morgan Stanley & Co. International Limited shall determine. Sales of Shares to dealers shall be made for the account of each International Underwriter approximately in the proportion that Shares of such International Underwriter held by Morgan Stanley & Co. International Limited for such sales bear to the total Shares so held. Such sales shall be made pursuant to dealer agreements substantially in the form attached as Exhibit C hereto.

      We authorize Morgan Stanley & Co. International Limited to offer or sell for our account to certain persons (other than the persons to whom Shares are sold pursuant to the terms of the immediately preceding paragraph) such Shares purchased by us from the Company or pursuant to the Agreement Between U.S. and International Underwriters as it shall determine at the offering price set forth in the International Prospectus. Except for sales for the accounts of International Underwriters designated by a purchaser, aggregate sales of Shares to such persons shall be made for the accounts of the several International Underwriters as nearly as practicable in their respective International Underwriting Percentages.

      Morgan Stanley & Co. International Limited will advise us promptly as to the number of Shares purchased by us that we shall retain for direct sale. At any time prior to the termination of this Agreement, any Shares purchased by us that are held by Morgan Stanley & Co. International Limited for sale for our account as set forth above but not sold may, upon our request and at Morgan Stanley & Co. International Limited's discretion, be released to us for direct sale, and Shares so released to us shall no longer be deemed held for sale by you.

      From time to time prior to the termination of this Agreement, at Morgan Stanley & Co. International Limited's request, we will advise it of the number of Shares remaining unsold that were retained by or released to us for direct sale and of the number of Shares remaining unsold that were delivered to us pursuant to Article III and, at Morgan Stanley & Co. International Limited's request, we will release to it any such Shares remaining unsold for sale by it
(i) for our account to dealers or certain other persons or (ii) if in its opinion, such Shares are needed to make delivery against sales made pursuant to
Article III.


                                      III.

      We confirm that, pursuant to the Agreement Between U.S. and International Underwriters, the International Underwriters are authorizing Morgan Stanley & Co. Incorporated to buy and sell Common Stock for the accounts of the several Underwriters, including the International Underwriters, in the open market or otherwise, for long or short account, on such terms as it shall deem advisable and to over-allot in arranging sales. Any shares of Common Stock that may have been purchased by the U.S. Representatives for stabilizing purposes in connection with the offering of the Shares prior to the execution of this Agreement and the Agreement Between U.S. and International Underwriters shall be treated as having been purchased pursuant to this paragraph and the Agreement Between U.S. and International Underwriters for the accounts of the several Underwriters. We authorize Morgan Stanley & Co. International Limited to over-allot in arranging sales. We recognize that the International Primary Market Association (IPMA) limits will not be complied with in connection with stabilization losses and expenses. Subject to the provisions of the Agreement Between U.S. and International Underwriters, all such purchases, sales and over-allotments for the International Underwriters as a group shall be for the accounts of the several International Underwriters as nearly as practicable in their respective International Underwriting Percentages. At no time shall our net commitment pursuant to the foregoing authorization exceed 15% of our Original Purchase Obligation, and, in determining our net commitment for short account, there shall be subtracted any Shares that you have agreed to purchase for our account pursuant to Article I of the Agreement Between U.S. and International Underwriters. On demand we will take up and pay for any shares of Common Stock so purchased for our account and deliver against payment any shares of Common Stock so sold or over-allotted for our account. The International Representatives agree to notify us of the date of termination of stabilization when so notified by Morgan Stanley & Co. Incorporated pursuant to the Agreement Between U.S. and International Underwriters.

      If pursuant to the provisions of the preceding paragraph and prior to the termination of this Agreement (or prior to such earlier date as the International Representatives may have determined), the U.S. Representatives purchase or contract to purchase in the open market or otherwise any Shares that were retained by or released to us for direct sale, or any Shares that may have been issued on transfer of or in exchange for such Shares, and which Shares were therefore not effectively placed for investment by us, we authorize the International Representatives either to charge our account with an amount equal to the selling concession with respect thereto, which amount shall be credited against the cost of such Shares, or to require us to repurchase such Shares at a price equal to the total cost of such purchase, including commissions, if any, and any taxes on redelivery.


                                       IV.

      On the Closing Date (as defined in the Underwriting Agreement), prior to 8:45 A.M. (New York City time) we will deliver to Morgan Stanley & Co. International Limited, Federal or other funds immediately available in New York City in the manner as you shall advise for (i) an amount equal to the offering price less the selling concession in respect of the Shares to be purchased by us, (ii) an amount equal to the offering price less the selling concession in respect of such of the Shares to be purchased by us as shall have been retained by or released to us for direct sale or (iii) the amount set forth or indicated in a telex to us, as you shall advise. You will make payment to the Company against delivery to you for our account of the Shares to be purchased by us and you will deliver to us the Shares paid for by us which shall have been retained by or released to us for direct sale. Unless we promptly give you written instructions otherwise, if transactions in the Shares may be settled through the facilities of The Depository Trust Company, payment for and delivery of Shares purchased by us will be made through such facilities, if we are a member, or, if we are not a member, settlement may be made through our ordinary correspondent who is a member.

                                       V.

      We authorize you as Lead Managers to charge our account, as compensation for your services in connection with this issue, including the purchase from the Company and the management of the offering, $49.97 a share for each Share that we have agreed to purchase pursuant to Section 2 of the Underwriting Agreement.

      We authorize you to charge to our account (i) our International Underwriting Percentage of all expenses incurred by you under the terms of this Agreement or in connection with or attributable to the purchase, carrying and sale of Shares pursuant to this Agreement (including all expenses, if any, incurred for the account of the International Underwriters pursuant to the Agreement Between U.S. and International Underwriters), and (ii) all transfer taxes paid or payable on our behalf on purchases, sales or transfers made for our account pursuant to this Agreement.


                                       VI.

      We authorize you to advance your own funds for our account, charging interest rates prevailing from time to time, or to arrange loans for our account for the purpose of carrying out the provisions of this Agreement or the Agreement Between U.S. and International Underwriters and in connection therewith to hold or pledge as security therefor all or any Shares which you may be holding for our account under this Agreement.

      Out of payment received by you for Shares sold for our account which have been paid for by us, you will remit to us promptly an amount equal to the price paid by us for such Shares.

      Morgan Stanley & Co. International Limited and Morgan Stanley & Co. Incorporated may each deliver to us or transfer to our account from time to time against payment, for carrying purposes only, any Shares purchased by us or for our account under this Agreement that it is holding for sale for our account but that are not sold and paid for. We will transfer back to Morgan Stanley & Co. International Limited or Morgan Stanley & Co. Incorporated against payment any Shares so transferred to us for carrying purposes at such times as it may demand.


                                      VII.

      This Agreement shall terminate 30 days from the date hereof, unless sooner terminated by you, provided that you may in your discretion extend this Agreement for a further period or periods not exceeding an aggregate of 30 days. You may at your discretion on notice to us prior to the termination of this Agreement alter any of the terms or conditions of offering determined pursuant to Article II hereof or Article III of the Agreement Between U.S. and International Underwriters, or terminate or suspend in whole or in part the effectiveness of Article III hereof or paragraphs five through nine of Article IV thereof. No termination or suspension pursuant to this paragraph shall affect your or Morgan Stanley & Co. Incorporated's authority under Article III to cover any short or close any long position incurred under this Agreement prior to such termination or suspension.

      Upon termination of this Agreement, or prior thereto at your discretion, Morgan Stanley & Co. International Limited shall deliver to us or transfer to our account any Shares purchased by us from the Company or pursuant to the Agreement Between U.S. and International Underwriters and held by Morgan Stanley & Co. International Limited for sale for our account to dealers or others but not sold and paid for and any shares of Common Stock which are held by Morgan Stanley & Co. Incorporated for our account pursuant to Article III. As soon as practicable after termination of this Agreement our account hereunder shall be settled and paid. Morgan Stanley & Co. International Limited may reserve from distribution such amount as it deems advisable to cover possible additional amounts due from us. Determination by Morgan Stanley & Co. International Limited of amounts to be paid to or by us shall be final and conclusive. Any of our funds in Morgan Stanley & Co. International Limited's hands may be held with its general funds without accountability for interest.

      Notwithstanding any settlement on the termination of this Agreement, each International Underwriter agrees to pay its International Underwriting Percentage of (i) all expenses incurred by you in investigating or defending against any claim or proceeding which is asserted or instituted by any party (including any governmental or regulatory body) other than an Underwriter relating to the Registration Statement or the Prospectus (as defined in the Underwriting Agreement) (or any amendment or supplement thereto) or any preliminary prospectus and (ii) any liability, including attorneys' fees, incurred by you in respect of any such claim or proceeding, whether such liability shall be the result of a judgment or as a result of any settlement agreed to by you, other than any such expense or liability as to which you receive indemnity payments pursuant to the following paragraph, Article III of the Agreement Between U.S. and International Underwriters or Section 8 of the Underwriting Agreement.

      We agree to indemnify and hold harmless each other Underwriter and each person, if any, who controls any such Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the U.S. Securities Exchange Act of 1934, as amended, to the extent and upon the terms which we agree to indemnify and hold harmless the Company, its directors, the officers of the Company who sign the Registration Statement and any person controlling the Company as set forth in the Underwriting Agreement.

      Our agreements contained in the second through fourth paragraphs of
Article II and this Article VII shall remain operative and in full force and effect regardless of any termination of this Agreement or the occurrence of any of the events described in clauses (i) through (iii) of the last paragraph of
Section 8 of the Underwriting Agreement.


                                      VIII.

      We have examined the prospectus included in the Registration Statement as amended to date and we are familiar with the terms of the securities being offered and the other terms of offering which are to be reflected in the International Prospectus. In addition, we confirm that the information relating to us which has been furnished to the Company for use therein is correct. You are authorized, with the approval of counsel for the Underwriters, to approve on our behalf the International Prospectus and any further amendments or supplements to the Registration Statement or the International Prospectus.

      We represent that our commitment to purchase Shares hereunder and under the Agreement Between U.S. and International Underwriters will not result in a violation of any financial responsibility requirements of any laws, rules or regulations applicable to us, including applicable rules of any securities exchange.


                                       IX.

      If the Underwriting Agreement is terminated as permitted by the terms thereof, our obligations hereunder shall immediately terminate except that (i) our obligations as set forth in the last paragraph of Article VII shall remain in full force and effect, (ii) we shall remain liable for our International Underwriting Percentage of all expenses and for any purchases or sales which may have been made for our account pursuant to the provisions of Article III, including any taxes on any such purchases or sales and (iii) such termination shall not affect any obligation of any defaulting International Underwriter.

      In the event that any International Underwriter shall default in its obligations (i) pursuant to the second paragraph of Article II or the first paragraph of Article III, (ii) to pay amounts owed by it pursuant to Article V or (iii) pursuant to the third or fourth paragraph of Article VII or the first paragraph of this Article IX, we will assume our proportionate share (determined on the basis of the International Underwriting Percentages of the non-defaulting International Underwriters) of such obligations, but no such assumption shall affect any obligation of any defaulting International Underwriter.

      If any one or more of the Underwriters shall fail or refuse to purchase any Shares which it or they have agreed to purchase under the Underwriting Agreement, we agree, in the proportion which the number of Firm Shares set forth opposite our name in

Schedule II to the Underwriting Agreement bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that, in no event shall the Shares to be purchased by any International Underwriter be increased pursuant to this Article IX to an amount in excess of the maximum number of Shares which such International Underwriter has agreed to purchase pursuant to the Underwriting Agreement. Morgan Stanley & Co. International Limited is authorized to arrange for the purchase by others (including itself and any other International Underwriter) of any Shares not purchased by any defaulting International Underwriter or by the other International Underwriters as provided in this paragraph and in Section 9 of the Underwriting Agreement. If such arrangements are made, the respective numbers of Shares to be purchased by the remaining International Underwriters and such other person or persons, if any, shall be taken as the basis for all rights and obligations hereunder. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under the Underwriting Agreement or this Agreement.

      Nothing herein contained shall constitute us partners with you or with the other Underwriters and the obligations of ourselves and of each of the other Underwriters are several and not joint. If for United States federal income tax purposes the International Underwriters shall be deemed to constitute a partnership, each International Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the United States Internal Revenue Code, as amended.

      You shall be under no liability to us for any act or omission except in respect of obligations expressly assumed by you herein.

      This Agreement is being executed by us and delivered to you in duplicate. Upon your confirmation hereof and agreements in identical form with each of the other Underwriters, this Agreement shall constitute a valid and binding contract between us.

      Your authority hereunder and under the Underwriting Agreement and the Agreement Between U.S. and International Underwriters may be exercised by Morgan Stanley & Co. International Limited, Merrill Lynch International, Petrie Parkman & Co., Inc. and Smith Barney Inc. jointly or by Morgan Stanley & Co. International Limited alone. The authority of the U.S. Representatives hereunder and under the Agreement Between U.S. and International Underwriters may be exercised by Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. either jointly or alone.

      This Agreement may be executed in two or more counterparts which together shall constitute one and the same instrument. If this Agreement is executed by or on behalf of any party hereto by a person acting under the power of attorney given him by such party, such person hereby states that at the time of execution hereof he has no notice of revocation of the power of attorney by which he has executed this Agreement as such attorney.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York and United States federal law.


                                   Very truly yours,


                                   MORGAN STANLEY & CO. INTERNATIONAL
                                      LIMITED


                                   By /s/ Barry D. Kupferberg
                                      ------------------------------------------
                                      Barry D. Kupferberg
                                      Principal

                                   Attorney-in-fact for each of the several
                                      International Underwriters named in
                                      Schedule II to the Underwriting Agreement



Confirmed as of the date hereof
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
PETRIE PARKMAN & CO., INC.
SMITH BARNEY INC.

By Morgan Stanley & Co. International Limited



By /s/ Barry D. Kupferberg
  ------------------------------------------
  Barry D. Kupferberg
  Principal

                                                                       EXHIBIT B













                                10,000,000 Shares

                                K N ENERGY, INC.

                     Common Stock, Par Value $5.00 Per Share








              AGREEMENT BETWEEN U.S. AND INTERNATIONAL UNDERWRITERS









March 4, 1998

                                  March 4, 1998


To each of the Underwriters named in
 Schedules I and II to the Underwriting
 Agreement referred to below.

Dear Sirs:

      We understand that K N Energy, Inc. (the "COMPANY") has entered into an underwriting agreement (the "UNDERWRITING AGREEMENT") with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. acting as representatives (the "U.S. REPRESENTATIVES") of the U.S. underwriters named in Schedule I thereto (the "U.S. UNDERWRITERS") and Morgan Stanley & Co. International Limited, Merrill Lynch International, Petrie Parkman & Co., Inc. and Smith Barney Inc. as representatives (the "INTERNATIONAL REPRESENTATIVES") of the international underwriters named in Schedule II thereto (the "INTERNATIONAL UNDERWRITERS" and, together with the U.S. Underwriters, the "UNDERWRITERS"), pursuant to which the several Underwriters have agreed to purchase from the Company an aggregate of 11,000,000 shares of common stock, par value $5.00 per share of the Company ("COMMON STOCK"). In addition, the Company has granted the U.S. Underwriters the option to purchase up to 1,650,000 additional shares of Common Stock (the "ADDITIONAL SHARES"). All shares of Common Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement, including any Additional Shares, are herein called the "U.S. SHARES" and the "INTERNATIONAL SHARES," respectively. The U.S. Shares and the International Shares are collectively referred to herein as the "SHARES."

                                       I.

      The U.S. Underwriters, acting through the U.S. Representatives, and the International Underwriters, acting through the International Representatives, agree that, in order to provide an orderly marketing effort for the offering, they will consult with each other as to the availability of the Shares for sale to the public, from time to time until the earlier of (a) notice from the U.S. Representatives to the U.S. Underwriters of the completion of the distribution of the U.S. Shares and (b) notice from the International Representatives to the International Underwriters of the completion of the distribution of the International Shares. From time to time as mutually agreed among the U.S. Underwriters and the International Underwriters, acting through Morgan Stanley & Co. Incorporated and Morgan Stanley & Co. International Limited, respectively, the

Underwriters may purchase and sell among each other such number of Shares to be purchased pursuant to the Underwriting Agreement as may be so mutually agreed.

      The price and currency of settlement of any Shares so purchased or sold shall be the public offering price, in United States dollars, less an amount not greater than the selling concession. Settlement with respect to any Shares transferred hereunder prior to the Closing Date (as defined in the Underwriting Agreement) shall be made on the Closing Date, and in the case of purchases and sales made thereafter, as promptly as practicable but in no event later than three business days after the transfer date. Certificates representing the Shares so purchased shall be delivered on the respective settlement dates. The liability of the Underwriters under the Underwriting Agreement for payment of the purchase price of the Shares purchased thereunder shall not be affected by the provisions of this Agreement.

      The obligations of each U.S. Underwriter in respect of any purchase or sale of Shares under this Article I by the U.S. Underwriters shall be pro rata in accordance with the proportion of the total number of U.S. Shares that such U.S. Underwriter is obligated to purchase under the Underwriting Agreement. The obligations of each International Underwriter in respect of any purchase or sale of Shares under this Article I by the International Underwriters shall be pro rata in accordance with the proportion of the total number of International Shares that such International Underwriter is obligated to purchase under the Underwriting Agreement.

                                       II.

      Each of the Underwriters represents that it is a member in good standing of the U.S. National Association of Securities Dealers, Inc. (the "NASD") or that it is a foreign bank or dealer not eligible for membership in the NASD. In making sales of Shares, if it is such a member, such Underwriter agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1) and NASD Rule 2740, or, if it is such a foreign bank or dealer, such Underwriter agrees to comply with such Interpretation and NASD Rules 2730, 2740 and 2750 as though it were such a member and NASD Rule 2420 as it applies to a non-member broker or dealer in a foreign country.

                                      III.

      Each U.S. Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to
Article I of this Agreement and (y) stabilization transactions, contemplated in
Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the Shares, (a) it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person, and any dealer to whom it may sell any of the U.S. Shares will represent that it is not purchasing any of the U.S. Shares for the account of anyone other than a United States or Canadian Person and will agree that it will not offer or resell such U.S. Shares directly or indirectly outside the United States or Canada or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree.

      Each International Underwriter represents and agrees that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of this Agreement and (y) stabilization transactions, contemplated in Article IV of this Agreement, conducted through the U.S. Representatives as part of the distribution of the Shares, (a) it is not purchasing any of the International Shares for the account of any United States or Canadian Person and
(b) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the International Shares or distribute any prospectus relating to the International Shares in the United States or Canada or to any United States or Canadian Person, and any dealer to whom it may sell any of the International Shares will represent that it is not purchasing any of the International Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such International Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree.

      With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter shall apply only to it in its capacity as a U.S. Underwriter and (ii) made by it in its capacity as an International Underwriter shall apply only to it in its capacity as an International Underwriter. In addition, notwithstanding the foregoing representations and agreements, if an Underwriter (including its affiliates) is both a U.S. Underwriter and an International Underwriter, then the U.S. Underwriter and its corresponding International Underwriter may, with the consent of Morgan Stanley & Co. Incorporated, transfer between themselves at cost any Shares allocated to them for direct sale by the U.S. Representatives or the International Representatives so long as any Shares so transferred are treated as U.S. Shares while held by the U.S. Underwriter and International Shares while held by the International Underwriter for purposes of the foregoing representations and agreements.

      "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside of the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person.

"UNITED STATES" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction.

      The agreements of the Underwriters set forth in the first and second paragraphs of this Article III shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

      Each U.S. Underwriter represents that it has not offered or sold, and agrees not to offer or sell, any Shares, directly or indirectly, in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and, without limiting the generality of the foregoing, represents that any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such Shares in any province or territory of Canada or to, or for the benefit of, any resident of any province or territory of Canada in contravention of the securities laws thereof and that any offer of Shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

      The Underwriters understand that no action has been or will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the Prospectus (as defined in the Underwriting Agreement), in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States.

      Each International Underwriter agrees that it will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which it purchases, offers, sells or delivers Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at its own expense. In connection with sales of and offers to sell Shares made by it, each International Underwriter will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus, in preliminary or final form, will be made available upon request, and will keep an accurate record of the names and addresses of all persons to whom it gives copies of the registration statement relating to the offering of the Shares, the international prospectus, in preliminary or final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, will upon request of the International Representatives, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.

      Each International Underwriter further represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. Each International Underwriter further agrees to send to any dealer who purchases from it any of the Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in Japan or to or for the account of any resident thereof except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and other relevant laws and regulations of Japan, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

      Each International Underwriter further represents and agrees that (i) it has not offered or sold and, during the period of six months from the date hereof, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "REGULATIONS"); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom; and
(iii) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Shares if that person is of a kind described in Article 11(3) of the Financial Services Act 1986

(Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

      Each International Underwriter agrees to indemnify and hold harmless each Underwriter and each person controlling any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by it of any of the provisions of paragraphs eight, nine and ten of this Article III.

                                       IV.

      The overall direction and planning of the stabilization transactions contemplated herein shall be the responsibility of the U.S. Representatives and the International Representatives, which will consult with one another on a continuous basis so that such stabilization transactions shall be conducted in accordance with such direction and planning as is mutually agreed upon.

      All stabilization transactions shall be conducted only by Morgan Stanley & Co. Incorporated and shall be conducted in compliance with any applicable laws and regulations. Morgan Stanley & Co. Incorporated agrees to notify the International Representatives of the date of termination of stabilization. Each Underwriter agrees to file with Morgan Stanley & Co. Incorporated any reports required of such Underwriter pursuant to Rule 17a-2 under the U.S. Securities Exchange Act of 1934 and authorizes Morgan Stanley & Co. Incorporated to file with the U.S. Securities and Exchange Commission any reports required by such Rule on behalf of such Underwriter.

      The International Primary Market Association (IPMA) limits will not be complied with in connection with stabilization losses and expenses. All stabilization transactions shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased. In no event shall the net commitment of any Underwriter, for either long or short account, resulting from such stabilization transactions and from the over-allotments referred to in
Article V, exceed 15% of the total number of Shares that such Underwriter is obligated to purchase under the Underwriting Agreement; provided that the net commitment of any Underwriter for short account shall be calculated (x) in the case of any U.S. Underwriter, after giving effect to the purchase of (i) any Shares that the U.S. Representatives have agreed to purchase for the account of such U.S. Underwriter pursuant to Article I of this Agreement and (ii) the maximum number of Additional Shares that such U.S. Underwriter is entitled to purchase under the Underwriting Agreement and (y) in the case of any International Underwriter, after giving effect to the purchase of any Shares that the

International Representatives have agreed to purchase for the account of such International Underwriter pursuant to Article I of this Agreement.

      Each U.S. Underwriter represents that it has not offered or sold, and agrees that it will not offer or sell, directly or indirectly, Shares to any person at less than the public offering price, other than to (i) the International Underwriters pursuant to Article I hereof or (ii) other U.S. Underwriters or to dealers who have entered into the Master Dealer Agreement with Morgan Stanley & Co. Incorporated and who have received a pricing wire from the U.S. Representatives with respect to this offering that, among other things, sets forth such dealer's agreement that it is not purchasing Shares for the account of any persons other than United States or Canadian Persons and that it will not offer or resell Shares outside the United States and Canada. Such sales to U.S. dealers and other U.S. Underwriters shall be made in conformity with the provisions of Article II and at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Prospectus. Each U.S. Underwriter agrees that prior to offering Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such Master Dealer Agreement and received such a pricing wire or make arrangements to ensure that such dealer will enter into such Master Dealer Agreement and receive such a pricing wire.

      Each International Underwriter represents that it has not offered or sold and agrees that it will not offer or sell, directly or indirectly, Shares to any person at less than the public offering price, other than to (i) the U.S. Underwriters pursuant to Article I hereof or (ii) other International Underwriters or to dealers who have entered into International Dealer Agreements (the "INTERNATIONAL DEALERS") with the International Representatives in the form of Exhibit C to the Agreement Among International Underwriters. Such sales to International Dealers and other International Underwriters shall be made in conformity with the provisions of Article II and at a price that is not below the public offering price less the maximum permissible reallowance to be specified in the Prospectus. Each International Underwriter agrees that prior to offering Shares to any dealer at the public offering price less the reallowance, it will either ascertain that such dealer has entered into such an International Dealer Agreement or make arrangements to ensure that such dealer will enter into an International Dealer Agreement.

      The agreements of the Underwriters set forth in the foregoing two paragraphs shall terminate upon the earlier of (a) the mutual agreement of the U.S. Representatives and the International Representatives and (b) 30 days after the date hereof, unless the U.S. Representatives or the International Representatives shall have given notice to the other to the effect that the distribution of the Shares by the U.S. Underwriters or the International Underwriters, as the case may be, has not yet been completed. If such notice is given, the agreements set forth in such preceding paragraphs shall survive until the earlier of (x) the mutual agreement referred to in the preceding sentence and (y) 30 days after the date of any such notice.

      Each Underwriter agrees that it will not, without the advance approval of Morgan Stanley & Co. Incorporated, for its own account or the account of a customer, offer, bid for, buy, sell, deal, trade in or attempt to induce any person to bid for or buy any Covered Security, except (a) as provided in the Agreement Among International Underwriters, the Master Agreement Among Underwriters, this Agreement, the Underwriting Agreement, the Master Dealer Agreement or the International Dealer Agreement, (b) in brokerage transactions on unsolicited orders which have not resulted from activities on its part in connection with the solicitation of purchases and which are executed by it in the ordinary course of its brokerage business, (c) in market making transactions on Nasdaq or any similar market or quotation system executed by it in the ordinary course of its business so long as its bids and purchases are made consistent with the pricing restrictions set forth in Rule 103 of Regulation M of the U.S. Securities and Exchange Commission ("REGULATION M") and the volumes of such transactions are consistent with its past practice as a market maker,
(d) in basket transactions that meet the standards set forth in Rule 101(b)(6) of Regulation M, (e) that it may convert, exchange or exercise any security owned by it prior to the commencement of this restriction and that it may sell any security obtained upon any such conversion, exchange or exercise, (f) that it may deliver securities owned by it upon the exercise of any option written by it as permitted by the provisions set forth herein, (g) that on or after the date of the initial public offering of the Shares, it may execute covered writing transactions for the accounts of customers in options to acquire Common Stock, when such transactions are covered by Shares and (h) that it may engage in principal purchases or sales with the intent of offsetting the market risk of principal positions in over-the-counter derivatives on solicited orders that were executed by it prior to the commencement of this restriction, and on unsolicited orders that were executed by it at any time, so long as such orders were executed by it in the ordinary course of its principal over-the-counter derivatives business. "COVERED SECURITY" means (a) the Common Stock and (b) any securities convertible into or exercisable or exchangeable for the Common Stock.

      An opening uncovered writing transaction in options to acquire Common Stock for an Underwriter's account or for the account of a customer shall be deemed, for purposes of this Article IV, to be a sale of Common Stock which is not unsolicited. The term "OPENING UNCOVERED WRITING TRANSACTION IN OPTIONS TO ACQUIRE" as used above means a transaction in which the seller intends to become a writer of an option to purchase Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for an Underwriter's account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "OPENING UNCOVERED PURCHASE TRANSACTION IN OPTIONS TO SELL" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

      Each Underwriter represents that it has not participated, since it was invited to participate in the offering of the Shares, in any transaction prohibited by this Article IV and that it has at all times complied and agrees that it will at all times comply with the provisions of Regulation M applicable to this offering.

                                       V.

      The overall direction and planning of any over-allotments to be made by the Underwriters in arranging for sales of Shares, and the related transactions required to cover such over-allotments, shall be the responsibility of the U.S. Representatives. All profits and losses arising from such over-allotments (excluding the excess, if any, of (i) the public selling price of any Additional Shares and any Shares purchased pursuant to Article I of this Agreement over
(ii) the cost of such Additional Shares and such other Shares to the Underwriters making such sales) shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased.

                                       VI.

      Each of the Underwriters agrees that the expenses incurred in connection with or attributable to the purchase, carrying or sale of the Shares, including the fees and disbursements of Davis Polk & Wardwell (U.S. counsel to the Underwriters), shall be for the respective accounts of the several Underwriters and shall be allocated between the U.S. Underwriters and the International Underwriters in the respective proportions that the number of U.S. Shares and International Shares purchased pursuant to the Underwriting Agreement bears to the total number of Shares purchased.

                                      VII.

      Changes in the offering price and in the concessions and reallowances to dealers will be made only upon the mutual agreement of the Underwriters during the period referred to in the first sentence of Article I hereof.

                                      VIII.

      The Representatives will keep one another fully informed of the progress of the offering of the Shares.

      The agreements of the Underwriters contained in Article II, the sixth through eleventh paragraphs of Article III, the last paragraph of Article IV,
Article V and Article VI shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any termination of the Underwriting Agreement, (iii) any investigation made by or on behalf of any Underwriter or any person controlling any

Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iv) acceptance of and payment for any Shares.



                                       IX.

      This Agreement may be signed in counterparts, which together shall constitute one and the same instrument.

      This Agreement shall be governed and construed in all respects in accordance with the laws of the State of New York and United States federal law.



      IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written by the undersigned for themselves and for the Underwriters as set forth above.

                                           MORGAN STANLEY & CO. INCORPORATED
                                           MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED
                                           PETRIE PARKMAN & CO., INC.
                                           SMITH BARNEY INC.

                                           Acting severally on behalf of
                                            themselves and the several U.S.
                                            Underwriters named in Schedule I
                                            to the Underwriting Agreement
                                            referred to herein.

                                           By MORGAN STANLEY & CO.
                                               INCORPORATED


                                            By /s/     Barry D. Kupferberg
                                               ---------------------------------
                                                   Barry D. Kupferberg
                                                   Principal

                                           MORGAN STANLEY & CO. INTERNATIONAL
                                             LIMITED
                                           MERRILL LYNCH INTERNATIONAL
                                           PETRIE PARKMAN & CO., INC.

                                SMITH BARNEY INC.

                                Acting severally on behalf of
                                 themselves and the several
                                 International Underwriters
                                 named in Schedule II to the
                                 Underwriting Agreement
                                 referred to herein.

                                By MORGAN STANLEY & CO. INTERNATIONAL
                                LIMITED


                                 By /s/ Barry D. Kupferberg
                                    -----------------------
                                    Barry D. Kupferberg
                                    Principal

                                                                       EXHIBIT C








                                10,000,000 Shares

                                K N ENERGY, INC.

                     Common Stock, Par Value $5.00 Per Share







                         INTERNATIONAL DEALER AGREEMENT









March 4, 1998

Morgan Stanley & Co. International Limited
Merrill Lynch International
Petrie Parkman & Co., Inc.
Smith Barney Inc.
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

     Dear Sirs:

      We understand that K N Energy, Inc., a Kansas corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) an aggregate of 1,500,000 shares (the "FIRM SHARES") of its common stock, par value $5.00 per share ("COMMON STOCK") pursuant to an underwriting agreement (the "UNDERWRITING AGREEMENT") with you as representatives (the "INTERNATIONAL REPRESENTATIVES") of the international underwriters named in Schedule II thereto (the "INTERNATIONAL UNDERWRITERS"), and with Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Inc. as representatives (the "U.S. REPRESENTATIVES") of the U.S. underwriters named in Schedule I thereto (the "U.S. UNDERWRITERS"). The Firm Shares to be sold to the several U.S. Underwriters and to the several International Underwriters shall hereinafter be referred to, respectively, as the U.S. Firm Shares and the International Shares. The International Underwriters and the U.S. Underwriters are hereinafter collectively referred to as the Underwriters.

      In addition, the several U.S. Underwriters will have an option to purchase from the Company an additional 1,650,000 shares (the "ADDITIONAL SHARES") to provide for over-allotments. The term "U.S. SHARES" shall mean the U.S. Firm Shares and the Additional Shares. The U.S. Shares and the International Shares are hereinafter collectively referred to as the "SHARES".

      We acknowledge receipt of the Prospectus dated March 4, 1998 (hereinafter called the international prospectus) relating to the offering of the International Shares.

      We understand that the International Underwriters are severally offering, through you, certain of the Shares for sale to certain dealers at the offering price of U.S. $_____ less a concession not in excess of U.S. $.__ under the offering price, and that any International Underwriter may allow, and dealers may reallow, a concession not in excess of U.S. $_____ under the offering price to other International Underwriters or to other dealers who enter into an agreement in this form.

      We hereby agree with you as follows with respect to any purchase of Shares from you or from any other International Underwriter or from any dealer at a concession from the offering price.

      In purchasing Shares, we will rely only on the international prospectus and on no other statements whatsoever, written or oral.


                                       I.

      We understand that no action has been or will be taken in any jurisdiction by the International Underwriters or the Company that would permit a public offering of the Shares, or possession or distribution of the international prospectus, in preliminary or final form, in any jurisdiction where, or in any circumstances in which, action for that purpose is required, other than the United States. We agree that we will comply with all applicable laws and regulations, and make or obtain all necessary filings, consents or approvals, in each jurisdiction in which we purchase, offer, sell or deliver Shares (including, without limitation, any applicable requirements relating to the delivery of the international prospectus, in preliminary or final form), in each case at our own expense. In connection with sales of and offers to sell Shares made by us, we will either furnish to each person to whom any such sale or offer is made a copy of the then current international prospectus (in preliminary or final form and as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or inform such person that such international prospectus will be made available upon request and we will keep an accurate record of the names and addresses of all persons to whom we give copies of the registration statement relating to the offering of the Shares, the international prospectus, in preliminary or final form, or any amendment or supplement thereto, and, when furnished with any subsequent amendment to such registration statement, any subsequent prospectus or any medium outlining changes in the registration statement or any prospectus, we will upon request of the International Representatives, promptly forward copies thereof to such persons or inform such persons that such amendment, subsequent prospectus or other medium will be made available upon request.

      We will not give any information or make any representation other than as contained in the international prospectus, or act for the Company, any International Underwriter or you.

      We represent and agree that, except for (x) sales between the U.S. Underwriters and the International Underwriters pursuant to Article I of the Agreement Between U.S. and International Underwriters of even date herewith (hereinafter called the Agreement Between U.S. and International Underwriters) and (y) stabilization transactions contemplated in Article IV of the Agreement Between U.S. and International Underwriters conducted through the U.S. Representatives as part of the distribution of the Shares, (a) we are not purchasing and have not purchased and will not purchase any Shares for the account of any United States or Canadian Person and (b) we have not offered or sold, and will not offer or sell, directly or indirectly, any Shares or distribute any prospectus relating to the Shares, in the United States or Canada or to any United States or Canadian Person and any dealer to whom we may sell any Shares will represent that it is not purchasing any Shares for the account of any United States or Canadian Person and will agree that it will not offer or resell such Shares directly or indirectly in the United States or Canada or to any United States or Canadian Person or to any other dealer who does not so represent and agree. "UNITED STATES OR CANADIAN PERSON" shall mean any national or resident of the United States or Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person), and shall include any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. "UNITED STATES" shall mean the United States of America, its territories, its possessions and all areas subject to its jurisdiction. Our agreement set forth in this paragraph shall terminate upon the earlier of (a) notice from you to such effect and (b) 30 days after the date of the initial offering of the Shares, unless you have given notice that the distribution of the Shares has not yet been completed. If such latter notice is given, the agreement set forth in this paragraph shall survive until the earlier of (x) the notice of termination referred to in (a) above and (y) 30 days after the date of any notice that the distribution of the Shares has not yet been completed.

      We further represent that we have not offered or sold, and agree not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the Shares acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law. We further agree to send to any dealer who purchases from us any of such Shares a notice stating in substance that, by purchasing such Shares, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, any of such Shares, directly or indirectly, in

Japan or to or for the account of any resident thereof, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to any exemption from the registration requirements of the Securities and Exchange Law and otherwise in compliance with applicable provisions of Japanese law, and that such dealer will send to any other dealer to whom it sells any of such Shares a notice containing substantially the same statement as is contained in this sentence.

      We further represent and agree that (i) we have not offered or sold and, during the period of six months from the date hereof, will not offer or sell, any Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (the "REGULATIONS"); (ii) we have complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by us in relation to the Shares in, from or otherwise involving the United Kingdom; and (iii) we have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by us in connection with the offering of the Shares to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

      We represent that we are a foreign bank or dealer not eligible for membership in the U.S. National Association of Securities Dealers, Inc. (hereinafter called the NASD), and we agree not to offer to sell or sell any Shares in, or to persons who are nationals or residents of, the United States, except for offers and Shares referred to in clause (x) of the third paragraph of this Article I. In making sales of Shares, we agree to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding (IM-2110-1) and NASD Rules 2730, 2740 and 2750 as though we were a member in good standing of the NASD and NASD Rule 2420 as it applies to a non-member broker or dealer in a foreign country.

      We agree that we will not, during the period continuing until the International Representatives shall have notified us of the completion of the distribution of the Shares, for our own account or the account of a customer, offer, bid for, buy, sell, deal, trade in or attempt to induce any person to bid for or buy any Covered Security, except (a) as provided in the Agreement Among International Underwriters, the Morgan Stanley & Co. Incorporated Master Agreement Among Underwriters, the Agreement between U.S. and International Underwriters, this Agreement, the Morgan Stanley & Co. Master Dealer Agreement or the Underwriting Agreement, (b) in brokerage transactions on unsolicited orders which have not resulted from activities on our part in connection with the solicitation of purchases and which are executed by us in the ordinary course of our brokerage business, (c) in market making transactions on Nasdaq or any similar market or quotation system executed by us in the ordinary course of our business so long as our bids and purchases are made consistent with the pricing restrictions set forth in Rule 103 of Regulation M of the U.S. Securities and Exchange Commission ("REGULATION M") and the volumes of such transactions are consistent with our past practice as a market maker, (d) in basket transactions that meet the standards set forth in Rule 101(b)(6) of Regulation M, (e) that we may convert, exchange or exercise any security owned by us prior to the commencement of this restriction and that we may sell any security obtained upon any such conversion, exchange or exercise, (f) that we may deliver securities owned by us upon the exercise of any option written by us as permitted by the provisions set forth herein, (g) that on or after the date of the initial public offering of the Shares, we may execute covered writing transactions for the accounts of customers in options to acquire Common Stock, when such transactions are covered by Shares and (h) that we may engage in principal purchases or sales with the intent of offsetting the market risk of principal positions in over-the-counter derivatives on solicited orders that were executed by us prior to the commencement of this restriction, and on unsolicited orders that were executed by us at any time, so long as such orders were executed by us in the ordinary course of our principal over-the-counter derivatives business. "COVERED SECURITY" means (a) the Common Stock and (b) any securities convertible into or exercisable or exchangeable for the Common Stock.

      An opening uncovered writing transaction in options to acquire Common Stock for our account or for the account of a customer shall be deemed, for purposes of this Article I, to be a sale of Common Stock which is not unsolicited. The term "OPENING UNCOVERED WRITING TRANSACTION IN OPTIONS TO ACQUIRE" as used above means a transaction where the seller intends to become a writer of an option to purchase any Common Stock which he does not own. An opening uncovered purchase transaction in options to sell Common Stock for our account or for the account of a customer shall be deemed, for purposes of this paragraph, to be a sale of Common Stock which is not unsolicited. The term "OPENING UNCOVERED PURCHASE TRANSACTION IN OPTIONS TO SELL" as used above means a transaction where the purchaser intends to become an owner of an option to sell Common Stock which he does not own.

      We represent that we have not participated, since we were invited to participate in the offering of the Shares, in any transaction prohibited by this
Article I and that we have at all times complied and agree that we will at all times comply with the provisions of Regulation M applicable to this offering.

      We agree to indemnify and hold harmless the Company, each Underwriter and each person controlling the Company or any Underwriter from and against any and all losses, claims, damages and liabilities (including fees and disbursements of counsel) arising from any breach by us of any of the provisions of this Article I.

                                       II.

      Shares purchased by us at a concession from the offering price shall be promptly offered upon the terms set forth in the international prospectus or for sale at a concession not in excess of the reallowance under the offering price to any International Underwriter or to any other dealer who enters into an agreement with you in this form with respect to this offering that, among other things, sets forth such dealer's agreement that it is not purchasing Shares for the account of any United States or Canadian Persons and that it will not offer or resell Shares in the United States and Canada. Prior to offering Shares to any dealer at the public offering price less the reallowance, you must either ascertain that such dealer has entered into such an agreement or assure that such dealer will enter into such an agreement.

      We agree to advise you from time to time upon request, prior to the termination of this Agreement, of the number of Shares remaining unsold which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price and, on your request, we will resell to you any such Shares remaining unsold at the purchase price thereof if, in your opinion, such Shares are needed to make delivery against sales made to others.

      If prior to the termination of this Agreement (or prior to such earlier date as you have determined) a U.S. Representative or International Representative purchases or contracts to purchase in the open market or otherwise any Shares which were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such Shares), and which Shares were therefore not effectively placed for investment by us, we authorize you either to charge our account with an amount equal to such concession which shall be credited against the cost of such Shares, or to require us to repurchase such Shares at a price equal to the total cost of such purchase, including any commissions and any taxes on redelivery.

      We have not offered or sold, and we will not offer or sell, directly or indirectly, Shares that were purchased by us from you or from any other International Underwriter or dealer at a concession from the offering price (including any Shares represented by certificates which may have been issued on transfer or in exchange for certificates originally representing such Shares) to any person at less than the offering price, other than to (i) U.S. Underwriters pursuant to Article I of the Agreement Between U.S. and International Underwriters or (ii) other International Underwriters or to dealers who have entered into International Dealer Agreements with the International Representatives (hereinafter called the International Dealer Agreements) and then only in conformity with the provisions of Article I and at a price that is not below the offering price less the maximum permissible reallowance to be specified in the international prospectus. We agree that prior to offering Shares to any dealer at the public offering price less the reallowance, we will either ascertain that such dealer has entered into such an International Dealer Agreement or make arrangements to assure that such dealer will enter into an International Dealer Agreement.


                                      III.

      If we purchase any Shares from you hereunder, we agree that such purchases will be evidenced by your written confirmation and will be subject to the terms and conditions set forth in the confirmation and in the international prospectus.

      Shares purchased by us from you in connection with our participation as dealer in the offering shall be paid for in full at (i) the offering price, (ii) such price less the applicable concession or (iii) the price set forth or indicated in the pricing wire, as you shall advise, in Federal or other funds immediately available in New York City in the manner, at such time and on such day as you may advise us against delivery of the Shares. If we are called upon to pay the offering price for the Shares purchased by us, the applicable concession will be paid to us, less any amounts charged to our account pursuant to Article II above, after termination of this Agreement. Unless we promptly give you written instruction otherwise, if transactions in the Shares may be settled through the facilities of The Depository Trust Company, payment for and delivery of Shares purchased by us will be made through such facilities, if we are a member, or, if we are not a member, settlement may be made through our ordinary correspondent who is a member.

      We authorize the International Representatives as principals to advance, or to arrange the advance of, funds to us to cover any delay in the receipt of funds necessary for payment for the Shares to be purchased by us and to charge, or to arrange for the charging of, interest on such funds at current rates.


                                       IV.

      You will advise us of the date and time of termination of this Agreement or of any designated provisions hereof. This Agreement shall in any event terminate 30 days after the date of the initial offering of the Shares unless sooner terminated by you, provided that you may in your discretion extend this Agreement for a further period or periods not exceeding an aggregate of 30 days, and provided further that the provisions of Article I hereof shall survive any termination of this Agreement.

                                       V.

      We agree that you, as International Representatives, have full authority to take such action as may seem advisable to you in respect of all matters pertaining to the offering of the Shares. Neither you, as International Representatives, nor any of the International Underwriters shall be under any liability to us for any act or omission, except in respect of obligations expressly assumed in this Agreement.

      All communications to you relating to the subject matter of this Agreement shall be addressed to the Syndicate Department, Morgan Stanley & Co. International Limited, 25 Cabot Square, Canary Wharf, London E14 4QA, England, and any notices to us shall be deemed to have been duly given if mailed or telegraphed to us at the address shown below.


                                       VI.

                                  GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York and United States federal law.




                                                     Very truly yours,



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                                    --------------------------------------------



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                                                      (ADDRESS)


                                    By:
                                       -----------------------------------------